                               Saul Centers, Inc.
                    Schedule of Current Portfolio Properties
                               September 30, 2000


                                                        Leasable          Year
                                                          Area          Developed       Land
                                                        (Square        or Acquired      Area
    Property                  Location                   Feet)         (Renovated)     (Acres)
========================    =============              =========      =============    =======
Shopping Centers

  Ashburn Village             Ashburn, VA                108,204            1994         12.7

  Ashburn Village II          Ashburn, VA                 40,177         1999/2000        6.6

  Ashburn Village III     (a) Ashburn, VA                      -            2000          7.1

  Beacon Center               Alexandria, VA             355,659       1972 (1993/99)    32.3


  Belvedere                   Baltimore, MD               54,941            1972          4.8

  Boulevard                   Fairfax, VA                 56,350        1994 (1999)       5.0

  Clarendon                   Arlington, VA                6,940            1973          0.5

  Clarendon Station           Arlington, VA                4,868            1996          0.1


  Flagship Center             Rockville, MD               21,500         1972, 1989       0.5

  French Market               Oklahoma City, OK          247,393       1974 (1984/98)    13.8


  Germantown                  Germantown, MD              26,241            1992          2.7

  Giant                       Baltimore, MD               70,040        1972 (1990)       5.0

  The Glen                    Lake Ridge, VA             112,639            1994         14.7

  Great Eastern               District Heights, MD       254,398        1972 (1995)      23.9

  Hampshire Langley           Langley Park, MD           131,700        1972 (1979)       9.9

  Leesburg Pike               Baileys Crossroads, VA      97,880       1966 (1982/95)     9.4

  Lexington Mall              Lexington, KY              315,707            1974         30.0

  Lumberton                   Lumberton, NJ              189,898       1975 (1992/96)    23.3

  Olney                       Olney, MD                   53,765        1975 (1990)       3.7

  Ravenwood                   Baltimore, MD               87,750            1972          8.0

  Seven Corners               Falls Church, VA           560,998       1973 (1994-7)     31.6


  Shops at Fairfax            Fairfax, VA                 68,743       1975 (1993/99)     6.7

  Southdale                   Glen Burnie, MD            483,895        1972 (1986)      39.6




                            Percentage Leased
    Property               Sep-2000   Sep-1999                      Anchor / Significant Tenants
========================   ========   ========   ================================================================
Shopping Centers

  Ashburn Village            100%       100%     Giant Food, Blockbuster

  Ashburn Village II          92%       n/a

  Ashburn Village III         n/a       n/a

  Beacon Center               95%       100%     Lowe's, Giant Food, Office Depot, Outback Steakhouse, Marshalls,
                                                 Hollywood Video, Hancock Fabrics

  Belvedere                  100%        86%     Food King, McCrory

  Boulevard                  100%       100%     Danker Furniture, Petco, Party City

  Clarendon                  100%       100%

  Clarendon Station          100%       100%


  Flagship Center            100%       100%

  French Market               86%        79%     Burlington Coat Factory, Bed Bath & Beyond, Famous Footwear,
                                                 Lakeshore Learning Center,  BridesMart, Staples

  Germantown                  97%        97%

  Giant                      100%       100%     Giant Food

  The Glen                   100%        97%     Safeway Marketplace, CVS Pharmacy

  Great Eastern              100%        98%     Giant Food, Pep Boys, Big Lots, Run N' Shoot

  Hampshire Langley          100%       100%     Safeway, McCrory, Blockbuster

  Leesburg Pike              100%       100%     Zany Brainy, CVS Pharmacy, Kinko's, Hollywood Video

  Lexington Mall              81%        86%     Dillard's, Dawahares of Lexington,  Rite Aid

  Lumberton                   82%        91%     SuperFresh, Rite Aid, Blockbuster, Ace Hardware

  Olney                       93%        99%     Rite Aid

  Ravenwood                   98%       100%     Giant Food, Hollywood Video

  Seven Corners              100%       100%     Home Depot, Shoppers Club, Best Buy, Michaels,  Barnes & Noble, Ross
                                                 Dress For Less, G Street Fabrics, Champs

  Shops at Fairfax           100%       100%     SuperFresh, Blockbuster

  Southdale                  100%        96%     Giant Food, Circuit City, Kids R Us, Michaels, Marshalls, PetSmart,
                                                 Value City Furniture

                                    Exhibit

                                                        Leasable        Year
                                                          Area        Developed         Land
                                                        (Square      or Acquired        Area
    Property                  Location                   Feet)       (Renovated)       (Acres)
========================    =============              =========    =============      =======
Shopping Centers

   Southside Plaza          Richmond, VA                 348,164           1972         32.8

   South Dekalb Plaza       Atlanta, GA                  180,429           1976         14.6

   Thruway                  Winston-Salem, NC            345,454       1972 (1997)      30.5


   Village Center           Centreville, VA              143,109           1990         17.2

   West Park                Oklahoma City, OK             76,610           1975         11.2

   White Oak                Silver Spring, MD            480,156       1972 (1993)      28.5
                                                      -----------                     -------
                            Total Shopping Centers     4,923,608                       426.7
                                                      -----------                     -------


Office Properties
-----------------

   Avenel Business Park     Gaithersburg, MD             358,620    1981/85/89/98/99    33.4


   601 Pennsylvania Ave     Washington, DC               225,223       1973 (1986)       1.0

   Van Ness Square          Washington, DC               156,182       1973 (1990)       1.2

   Washington Square        Alexandria, VA               235,000       1975 (2000)       2.0

                                                      -----------                     -------
                             Total Office Properties     975,025                        35.6
                                                      -----------                     -------


Industrial Property
-------------------
                             (b)
   Crosstown Business Center   Tulsa, OK                 197,135       1975 (2000)      22.4
                                                      -----------                     -------

                                  Total Portfolio      6,095,768 SF                    484.7
                                                      ===========                     =======



                                Percentage Leased
    Property                 Sep-2000        Sep-1999                    Anchor / Significant Tenants
========================     ========        ========    ============================================================
Shopping Centers

   Southside Plaza                78%           90%      CVS Pharmacy, Community Pride Supermarket, Maxway

   South Dekalb Plaza            100%           81%      MacFrugals, Pep Boys, The Emory Clinic

   Thruway                        93%           95%      Bed, Bath & Beyond, Stein Mart,  Harris Teeter, Fresh Market, Eckerd
                                                         Drugs, Houlihan's, Borders Books,  Zany Brainy,  Blockbuster

   Village Center                100%           97%      Giant Food, Tuesday Morning

   West Park                      58%           58%      Homeland Stores, Family Dollar

   White Oak                      98%          100%      Giant Food, Sears, Rite Aid, Blockbuster
                              --------       -------
                                93.9%         94.6%
                              --------       -------


Office Properties
-----------------

   Avenel Business Park          100%           94%      Quanta Systems, General Services Administration, GeneLogic, Ventana
                                                         Medical, Paragea Communications, Boston Biomedica

   601 Pennsylvania Ave          100%          100%      General Services Administration, Alltel, American Arbitration, Capital
                                                         Grille

   Van Ness Square                95%           96%      United Mine Workers Pension Trust, Office Depot, Pier 1

   Washington Square              49%          n/a       Vanderweil Engineering, World Wide Retail Exchange, American
                                                         Management Systems, Rite Aid, Trader Joe's, Blockbuster
                              --------       -------
                                98.9% (c)     96.3%
                              --------       -------


Industrial Property
-------------------

   Crosstown Business Center      28%            9%      Compass Group, Roxtec
                              --------       -------

                                92.3% (c)     91.9%
                              ========       =======


(a) Undeveloped land acquired August 2000. Construction is scheduled to commence November 2000.
(b) Currently operational, but under development to convert former shopping center to office park/warehouse use.
(c) Washington Square, currently under construction and not yet operational, is excluded from this average.



                                    Exhibit